UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2013 (March 4, 2013)

AXIALL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangement with New Directors

On March 5, 2013, the Board of Directors (the “Board”) of Axiall Corporation (the “Company”) approved, with respect to each of Victoria F. Haynes, Michael H. McGarry and Robert Ripp (three new directors who were elected to the Board effective January 28, 2013) compensation that is consistent with the compensatory arrangement the Company currently has with its other non-employee directors, which presently includes:  (i) an annual fee of $70,000; (ii) an additional fee of $1,000 per Board or committee meeting for every official meeting over a threshold of 25 official meetings per year that each such director attends; and (iii) eligibility to participate in the Company’s 2011 Equity and Performance Incentive Plan.

Grant of Restricted Stock Units to New Directors

On March 5, 2012, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, and pursuant to the Company’s 2011 Equity and Performance Incentive Plan, the Board granted to each of Dr. Haynes, Mr. McGarry and Mr. Ripp 745 restricted stock units in connection with their recent election to the Board, all of which will vest on the day prior to the Company’s 2013 annual meeting of stockholders, but not later than March 4, 2014 in any event, subject to the terms of the Restricted Stock Unit Agreements entered into between the Company and each of the directors. The number of restricted stock units granted to each of the new directors was determined on a pro rata basis consistent with the annual grant of restricted stock units made to the other directors as compensation for board service. The form of Restricted Stock Unit Agreement for each of the new directors is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Grant of Restricted Stock Unites to Executive Officers

On March 4, 2013, in consultation with its compensation consultant, and pursuant to the Company’s 2011 Equity and Performance Incentive Plan, the Board’s Leadership Development and Compensation Committee granted 2,557 restricted stock units to each of the following executive officers:  Joseph Breunig, the Company’s Executive Vice President, Chemicals; Gregory Thompson, the Company’s chief financial officer; and Timothy Mann, Jr., the Company’s Executive Vice President, General Counsel and Secretary.  All of these restricted stock units are expected to vest in three equal installments on each of the first, second and third anniversaries of the grant date, subject to the restricted stock unit agreements entered into between the Company and each of these executive officers.  These restricted stock units were granted to these executive officers in recognition of their efforts in connection with the negotiation and closing, on January 28, 2013, of the transactions related to the merger of the Company with the chlor-alkali and derivatives business of PPG Industries, Inc. (the “Transactions”), and to further incentivize these officers with respect to their ongoing and future efforts to successfully integrate the businesses brought together by the Transaction.  The form of Restricted Stock Unit Agreement for these executive officers is attached  hereto as Exhibit 10.2 and incorporated herein by reference.

Item 8.01                                           Other Events.

On March 5, 2013, the Company issued a press release announcing that the Board has declared a cash dividend of $0.08 per common share, payable on April 10, 2013 to shareholders of record as of March 28, 2013.  A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Number	Exhibit

10.1	Form of Restricted Stock Unit Agreement with New Directors

10.2	Form of Restricted Stock Unit Agreement with Certain Executive Officers

99.1	Press Release, dated March 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIALL CORPORATION

	By:	/s/ Timothy Mann, Jr.
Name: Timothy Mann, Jr.
Title: Executive Vice President, General Counsel and Secretary

Date: March 5, 2013

EXHIBIT INDEX

Number	Exhibit

10.1	Form of Restricted Stock Unit Agreement with New Directors

10.2	Form of Restricted Stock Unit Agreement with Certain Executive Officers

99.1	Press Release, dated March 5, 2013